Exhibit 99.1

ICAD ANNOUNCES MANAGEMENT TRANSITION

NASHUA, N.H. – September 8, 2016 – iCAD (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today announced that Kevin Burns, President, Chief Financial Officer and Chief Operating Officer, is resigning from the Company effective September 23, 2016. Mr. Burns’ resignation is a result of a new career opportunity and is not the result of any dispute or disagreement with the Company or any matter relating to the Company’s accounting practices or financial statements.

R. Scott Areglado, Vice President and Corporate Controller, has assumed the position of interim Chief Financial Officer while the Company completes an executive search process for a permanent replacement. Ken Ferry, Chief Executive Officer, and Stacey Stevens, Executive Vice President of Marketing and Strategy, will assume the responsibilities of President and Chief Operating Officer.

“Given Scott’s many years of experience with iCAD as Vice President and Corporate Controller, we believe Scott is well prepared to manage the Company’s financial activity while we conduct a search process for a new CFO,” said Ken Ferry, CEO of iCAD. “Stacey and I look forward to continuing to work closely with the rest of our leadership team to ensure strong continuity as we continue to execute on our strategic plans. To that end, we remain on track with our key growth drivers, including potential FDA approval of our breast tomosynthesis cancer detection solution by the end of the third quarter as well as continued progress in signing new skin brachytherapy customer agreements. In addition, we are working to close the potential sale of our MRI-CAD business solutions, which will further strengthen our cash resources. Finally, we have made significant progress in expanding our sales team with the anticipated addition of 5 commercial personnel by the end of the quarter across both segments of our business.”

Mr. Areglado has served as Vice President and Corporate Controller since May 2011. From 2005 to 2010, Mr. Areglado served as Vice President and Controller at AMICAS, Inc., a NASDAQ-listed image and information management solutions company serving the healthcare industry, where he led the financial statement preparation and accounting operations for the company, including support for the successful acquisition of the company by Merge Healthcare. Mr. Areglado has more than 25 years of experience in finance and accounting and was a Certified Public Accountant from 1990 to 2007. Mr. Areglado received a Master of Business Administration degree from the Franklin W. Olin Graduate School of Business at Babson College and a Bachelor of Business Administration degree in Accounting from the University of Massachusetts, Amherst.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer-aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared, CE marked, and licensed in a growing number of countries for the treatment of cancer anywhere in the body, including treatment of early-stage breast cancer, gynecological cancers and non-melanoma skin cancer. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit or www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

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Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow, 646-536-7030

www.theruthgroup.com

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Jessica Burns, 212-253-8881

jburns@berrypr.com